As filed with the Securities and Exchange Commission on March 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHIMERIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0903395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2505 Meridian Parkway, Suite 340

Durham, NC 27713

(Address of Principal Executive Offices)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full Title of the Plan)

Kenneth I. Moch

President and Chief Executive Officer

Chimerix, Inc.

2505 Meridian Parkway, Suite 340

Durham, NC 27713

(Name and Address of Agent for Service)

(919) 806-1074

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Timothy W. Trost Senior Vice President, Chief Financial Officer and Corporate Secretary Chimerix, Inc. 2505 Meridian Parkway, Suite 340 Durham, NC 27713 (919) 806-1074	Jason L. Kent, Esq. Nathan J. Nouskajian, Esq. Cooley llp 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed
Title of		Maximum	Proposed Maximum
Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
2013 Equity Incentive Plan Common Stock, $0.001 par value per share	666,624 shares (3)	$19.07	$12,712,519.68	$1,637.38
2013 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	266,649 shares (4)	$19.07	$5,084,996.43	$654.95
Total	933,273 shares	N/A	$17,797,516.11	$2,292.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 6, 2014, as reported on the Nasdaq Global Market.

(3) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2013 Equity Incentive Plan (the “EIP”) on January 1, 2014 pursuant to an “evergreen” provision contained in the EIP. Pursuant to such provision, on January 1st of each year commencing in 2014 and ending on (and including) January 1, 2023, the number of shares authorized for issuance under the EIP is automatically increased by a number equal to: (a) 2.5% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2013 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2014 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1st of each year commencing in 2014 and ending on (and including) January 1, 2023, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 422,535 shares; or (c) a number determined by the Board that is less than (a) and (b).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the EIP and the ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 11, 2013 (File No. 333-187860). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

Exhibits:	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant. (1)
4.2	Amended and Restated Bylaws of the Registrant. (1)
4.3	Form of Common Stock Certificate of the Registrant. (2)
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Chimerix, Inc. 2013 Equity Incentive Plan and Form of Stock Option Agreement, Notice of Exercise and Form of Stock Option Grant Notice thereunder. (2)
99.2	Chimerix, Inc. 2013 Employee Stock Purchase Plan. (2)

____________________

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on April 16, 2013.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-187145), filed on March 8, 2013, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on March 7, 2014.

Chimerix, Inc.

By:	/s/ Kenneth I. Moch
Kenneth I. Moch
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth I. Moch and Timothy W. Trost, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth I. Moch	President, Chief Executive Officer and	March 7, 2014
Kenneth I. Moch	Member of the Board of Directors
(Principal Executive Officer)

/s/ Timothy W. Trost	Senior Vice President, Chief Financial	March 7, 2014
Timothy W. Trost	Officer and Corporate Secretary
(Principal Financial and Accounting Officer)

/s/ Ernest Mario	Chairman of the Board of Directors	March 7, 2014
Ernest Mario, Ph.D.

/s/ Farah Champsi	Member of the Board of Directors	March 7, 2014
Farah Champsi

/s/ Martha J. Demski	Member of the Board of Directors	March 7, 2014
Martha J. Demski

/s/ Rodman L. Drake	Member of the Board of Directors	March 7, 2014
Rodman L. Drake

/s/ Wende Hutton	Member of the Board of Directors	March 7, 2014
Wende Hutton

/s/ James Niedel	Member of the Board of Directors	March 7, 2014
James Niedel, M.D., Ph.D.

/s/ Arthur M. Pappas	Member of the Board of Directors	March 7, 2014
Arthur M. Pappas

/s/ Timothy J. Wollaeger	Member of the Board of Directors	March 7, 2014
Timothy J. Wollaeger

EXHIBIT INDEX

Exhibits:	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant. (1)
4.2	Amended and Restated Bylaws of the Registrant. (1)
4.3	Form of Common Stock Certificate of the Registrant. (2)
5.1	Opinion of Cooley LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Chimerix, Inc. 2013 Equity Incentive Plan and Form of Stock Option Agreement, Notice of Exercise and Form of Stock Option Grant Notice thereunder. (2)
99.2	Chimerix, Inc. 2013 Employee Stock Purchase Plan. (2)

____________________

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on April 16, 2013.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 333-187145), filed on March 8, 2013, as amended.